EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Long-Term Incentive Plan of Grant Prideco, Inc. of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc., for the year ended December 31, 2004, included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Houston, Texas
March 29, 2007